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                                                                EXHIBIT 1.1












                                7,250,000 SHARES

                            TICKETMASTER GROUP, INC.

                                  COMMON STOCK




                          --------------------------





                             UNDERWRITING AGREEMENT
                           SELECTED DEALER AGREEMENT





                           -------------------------






                               NOVEMBER __, 1996






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                                7,250,000 SHARES

                            TICKETMASTER GROUP, INC.

                                  COMMON STOCK



                             ----------------------


                             UNDERWRITING AGREEMENT


                             ----------------------


     November __, 1996


ALLEN & COMPANY INCORPORATED
LAZARD FRERES & CO. LLC
SMITH BARNEY INC.
     As Representatives of the Several
     Underwriters
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Dear Sirs:

     Ticketmaster Group, Inc., an Illinois corporation (the "Company"), hereby confirms its agreement with the several Underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), as follows:

     1. DESCRIPTION OF SECURITIES. The Company has authorized by appropriate corporate action and proposes to issue and sell to the Underwriters its shares of Common Stock, no par value. As further described in Section 3 hereof, 7,250,000 of such shares (the "Purchased Shares") are being sold by the Company to the Underwriters and the Company is granting to the Underwriters an option to purchase up to 1,087,500 additional shares (the "Option Shares"). The Purchased Shares and Option Shares are herein collectively referred to as the "Shares".




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     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.  The Company
represents and warrants to and agrees with each Underwriter that:

                 (a) A registration statement on Form S-1 (the "Initial
            Registration Statement") (File No. 333-12413) with respect to the Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with the Commission under the Act; such amendment or amendments to such registration statement, copies of which have heretofore been delivered to you, as may have been made prior to the date of this Agreement have been so prepared and filed; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to the Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed by the Company with the Commission; and the Company has so prepared and proposes so to file in a timely manner after the effective date of such registration statement the final form of prospectus. The Initial Registration Statement and the Rule 462(b) Registration Statement, if any (including all exhibits thereto), including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, at the time it became or hereinafter becomes effective, each as finally amended and revised at the time such part of the registration statement became effective, is herein referred to as the "Registration Statement". Such prospectus in the form filed pursuant to Rule 424(b) of the Rules and Regulations, or, if no final prospectus is filed with the Commission pursuant to Rule 424(b), in such form as such final prospectus is included in

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            the Registration Statement, is herein referred to as the
            "Prospectus". Each preliminary form of prospectus is herein referred to as a "Preliminary Prospectus".

                 (b) The Commission has not issued any order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, or preventing or suspending the use of any Preliminary Prospectus and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission. At the time of filing of each Preliminary Prospectus, such prospectus did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement becomes effective and at all times subsequent thereto up to and at each Closing Date (hereinafter defined) (i) the Registration Statement and Prospectus and any amendments or supplements thereto will contain as of their respective dates all material statements and information which are required to be included therein in accordance with the Act and Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto will include, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for use in the preparation thereof.

                 (c) Each of the Company's significant subsidiaries (as such term is defined in Regulation S-X promulgated by the Commission) is hereinafter referred to as a "Significant Subsidiary" and all of the Company's subsidiaries are collectively hereinafter

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            referred to as the "Subsidiaries".  Except as otherwise disclosed in the Registration Statement, the Prospectus or otherwise, the Company holds all right, title and interest in and to the entire equity interest in each such subsidiary. Except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, nor any Significant Subsidiary, taken as a whole, has incurred any direct or, to the best of the Company's knowledge, contingent material liabilities or material obligations, or entered into any material transactions or contracts not in the ordinary course of business, and there has not been any change in its equity, capital shares, options or warrants, nor any material increase or decrease in the amount thereof outstanding or in any of its long-term debt outstanding, except pursuant to the terms of the instruments governing the same, or any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

                 (d) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any Subsidiary is a party before any court or governmental agency or body which might result in any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, or would materially and adversely affect the properties, assets or ability to do business as contemplated in the Prospectus of the Company and the Subsidiaries taken as a whole; and there are no contracts or documents required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement.

                 (e) This Agreement has been duly authorized, executed and
            delivered on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (1) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (2) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the

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            discretion of the court before which any proceeding therefor may be brought and (3) as rights to indemnity or contribution hereunder may be limited by federal or state securities laws; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any term or provision of, or constitute a default under, any currently existing statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its property is bound, the charter or by-laws of the Company or any Subsidiary or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or over their properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or as may be required under state or other securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and neither the Company nor any of the Subsidiaries is now in default or violation, and no event has occurred which with the giving of notice or lapse of time or both would be a default, under any contract, agreement, indenture, mortgage or other undertaking to which such entity is a party or its Articles of Incorporation or By-Laws and which is material to the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

                 (f) Each of the Company and the Significant Subsidiaries has
            been duly incorporated or organized, as the case may be, and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with full power and authority, corporate or otherwise, to own its properties and conduct its business as described and contemplated in the Registration Statement, and is duly qualified to do business as a foreign corporation or partnership, as the case may be, in good standing in all other jurisdictions where its operations or ownership of property requires such qualifications and where failure so to qualify would impair title to any material properties of the Company or its rights to enforce contracts against others or

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            expose it to liabilities material to the Company and the
            Subsidiaries taken as a whole in such jurisdictions.

                 (g) The Company has the authorized and outstanding capital stock set forth in the Prospectus; the outstanding capital stock of the Company conforms, and the Shares when issued and sold as herein contemplated will conform, in all material respects, to all statements in relation thereto contained in the Registration Statement and the Prospectus and all such stock has been duly authorized and the outstanding capital stock has been and the Shares, when issued and delivered against payment therefor as provided herein, will be validly issued, fully-paid and nonassessable; except as stated in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Shares and there are no outstanding rights, options or warrants granted by the Company to acquire any securities of the Company; to the extent that any rights, options or warrants to acquire any securities of the Company are outstanding, except as otherwise set forth in the Prospectus, the issuance of the Shares as described in the Prospectus will not result in an adjustment of the exercise price or number of shares issuable upon the exercise in respect of any such rights, options or warrants; and, except as otherwise set forth in the Prospectus or otherwise disclosed, the Company owns (directly or indirectly) valid title to the respective equity interests or outstanding shares of capital stock of the Subsidiaries, free and clear of any material liens, encumbrances or claims.

                 (h) Except as otherwise set forth in the Prospectus, to the best of its knowledge, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and the Subsidiaries taken as a whole.


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                 (i)  Except as stated in the Prospectus, the Company
            holds or has applied for all licenses, permits, authorizations, franchises, consents and orders of all federal, state, local, and foreign governmental bodies necessary to carry on its business as reflected or contemplated in the Prospectus, except as would not have a material and adverse effect on the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and the Subsidiaries taken as a whole; except as stated in the Prospectus, the Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects with such exceptions as are not material to the Company and the Subsidiaries taken as a whole; and the real property and personal property referred to in the Prospectus as held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not material and do not materially interfere with the conduct of the business of the Company and the Subsidiaries taken as a whole as contemplated by the Prospectus.

                 (j) To the best of its knowledge, the Company is conducting and proposes to conduct its business so as to comply in all material respects with all applicable federal, state, local and foreign governmental statutes, rules and regulations; and except as set forth in the Prospectus, neither the Company nor any Subsidiary is charged with, or, to the best of the knowledge of the Company, is under investigation with respect to, any violation of any of such statutes, rules or regulations or is the subject of any pending or threatened proceeding by an governmental body or regulatory authority relating to any such violation, except as would not have a material and adverse effect on the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and the Subsidiaries taken as a whole.

                 (k) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or

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            to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business or financial condition of the Company and the Subsidiaries taken as a whole, except as described or contemplated in the Prospectus.

                 (l) The Company is not and, after giving effect to the
            offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                 (m) Neither the Company nor any of its affiliates does
            business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                 (n) KPMG Peat Marwick LLP, which has examined and expressed its opinion on certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement, are, to the Company's best knowledge, independent accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; the financial statements, together with the related notes, forming part of the Registration Statement and Prospectus fairly present the financial condition of the Company and its results of operations as of the dates and for the periods described in such opinion in the Prospectus; and such financial statements have been prepared in accordance with the requirements of the Commission, except that with respect to disclosure of audited historical and pro forma financial statements for significant acquired or to be acquired businesses, the Company received permission from the Commission to rely on amendments to Rule 3-05 of Regulation S-X which were not effective as of the date of the Registration Statement.

                 (o) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorizations and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

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                 (p) Except as disclosed in the Prospectus, all United States federal income tax returns of the Company and the subsidiaries required by law to be filed have been properly prepared and timely filed, except insofar as the failure to properly prepare or timely file such returns would not have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, and all taxes (including any penalties, interest and additions to tax) shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by generally accepted accounting principles ("GAAP"), have been provided.
            Except as disclosed in the Prospectus, all other tax returns and reports of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, U.S. federal, state or local law have been properly prepared and timely filed, except insofar as the failure to properly prepare or timely file such returns or reports would not have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, and all taxes (including any penalties, interest and additions to tax) shown on such returns and reports or otherwise assessed which are due and payable have been paid (or, if applicable, have been duly withheld or collected and remitted to the appropriate taxing authority), except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided. To the best of the Company's knowledge, the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability (including any tax liability pursuant to Treasury Regulation Section 1.1502-6 or analogous provision of state or local law) and any unpaid interest, penalties and additions to tax with respect thereto for any years not finally determined are adequate (taking into account the Company's right to indemnification under that certain Indemnification Agreement, dated as of December 15, 1993 among HG, Inc., the Indemnitors (as defined therein), Paul Allen, the Company and under the Letter Agreement, dated November ___, 1996, among HG, Inc., the Indemnitors, Paul Allen and the Company) to meet any assessments or re-assessments for additional tax (including any

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            penalties, interest and additions to tax) for any years not finally determined, except as disclosed in the Prospectus and except to the extent of any inadequacy that would not have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole.

                 (q) Except as stated in the Prospectus, the Company knows of no outstanding claims for services allegedly authorized or approved by the Company, either in the nature of a finder's fee or origination fee, with respect to the transactions contemplated hereby, and the Company agrees to indemnify and hold the Underwriters harmless from any such claim for any such services of such nature arising from the act of any person other than any Underwriter.

                 (r) Except as set forth in the Prospectus, there are no
            holders of securities (debt or equity) of the Company or any of the Subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or the Subsidiaries, who have the right to request the Company or any of the Subsidiaries to register securities held by them under the Act, other than holders who have waived such rights or will not have such rights for the 180-day period after the date hereof, and have waived their rights with respect to the inclusion of their securities in the registration statement on Form S-1 relating to the Shares.

                 (s) The Company has obtained from each of its officers and directors, and from each of its shareholders named in Schedule B hereof, an executed agreement (in agreed upon form) that they will not, without the prior written consent of Allen & Company Incorporated on behalf of the Underwriters, sell, offer for sale, contract to sell or otherwise dispose of any shares of the Company's Common Stock or any securities exercisable for or convertible into its Common Stock for a period of 180 days from the date of the final Prospectus.

     3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per Share, the number

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of Shares set forth opposite the name of such Underwriter in Schedule A hereto.

     The Company will deliver the Purchased Shares to you for the accounts of the several Underwriters at the office of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York, against payment of the purchase price therefor by certified or official bank check or checks or wire transfer, payable to the order of the Company in Federal (same day) funds, at 10:00 A.M., New York Time, on November __, 1996, or at such other time and date as you and the Company may determine, such time and date of delivery and payment being herein called the "First Closing Date". The certificates for the Purchased Shares to be so delivered will be made available to you at such office for checking at least one full business day prior to such Closing Date and will be in such names and denominations as you may request not less than two full business days prior to such Closing Date.

     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company grants to the Underwriters an option to purchase up to 1,087,500 Option Shares at the same price per share as the Underwriters shall pay for the Purchased Shares. Such option may be exercised only to cover over-allotments arising in connection with the sale of Purchased Shares by the Underwriters, such exercise to be upon written notice by you to the Company within 30 days of the date hereof setting forth the number of Options Shares as to which the Underwriters are exercising the option, the denominations and names in which certificates for such Shares should be registered and the time and place at which such certificates are to be delivered. Such time and place (unless such time is the First Closing Date), herein referred to as the "Second Closing Date", shall be determined by you but shall not be earlier than the First Closing Date, nor earlier than three full business days or later than ten full business days after the exercise of such option. The Company will deliver Option Shares to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or checks or wire transfer, payable to the order of the Company in Federal (same day) funds. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the aggregate number of Option Shares purchased as the number of Purchased Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to 7,250,000 shares.

     It is understood that you, individually and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment on behalf of any Underwriter or

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Underwriters for Shares to be purchased by such Underwriter or Underwriters.
Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     After the execution of this Agreement, the several Underwriters propose to offer the Shares to the public as set forth in the Prospectus.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

                 (a) The Company will prepare the Prospectus in a form approved by you and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or amended Prospectus has been filed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; it will promptly notify, and upon the request of the Representatives prepare, file with the Commission, and furnish without charge to each Underwriter and any dealer in securities, as many copies as the Representatives may from time to time reasonably request of any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time prior to the expiration of nine months when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with sales of

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            the Shares purchased by the Underwriters from the Company pursuant to Section 3 or otherwise acquired by the Underwriters during the distribution of the Shares in connection with stabilization or otherwise, the Company will prepare and file with the Commission promptly upon request of, but at the expense of, such Underwriter, any amendments or supplements to the Registration Statement or Prospectus as may be necessary, in such Underwriter's reasonable opinion, to permit the sale of such Shares, in the manner determined by such Underwriter, in compliance with the requirements of the Act, including Section 10(a)(3) thereunder; and the Company will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you in writing a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, unless required to do so by law.

                 (b) The Company will advise you, promptly after it shall
            receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, or of any order suspending trading in the Shares or other of the Company's securities or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation of any proceeding for that purpose; and it will use promptly its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                 (c) The Company will use its reasonable best efforts to
            qualify the Shares for sale under the blue sky or securities laws of such jurisdictions as you may reasonably designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                 (d) The Company will furnish to you, as soon as available on the business day next succeeding the date of this Agreement and from time to time, copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary

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            Prospectus, the Prospectus, and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, in New York City, all in such quantities as you may from time to time reasonably request.

                 (e) The Company will make generally available to its
            securityholders as soon as practicable, a financial statement (which will be in reasonable detail but need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement which shall satisfy the provisions of
            Section 11(a) of the Act.

                 (f) The Company agrees, during each fiscal year for a period of five years from the date hereof, to furnish to its stockholders as promptly as may be practicable an annual report (including financial statements audited by independent public accountants) and to furnish quarterly financial statements (which need not be audited) for each of the first three quarters of each fiscal year, and to furnish, upon request, to each Underwriter hereunder (i) as soon as practicable after the end of each of the first three quarters of each fiscal year, statements of operations and surplus of the Company for such quarter in reasonable detail and certified by the Company's principal financial or accounting officer or the Company's quarterly report on Form 10-Q; (ii) as soon as practicable after the end of each fiscal year, financial statements of the Company as at the end of such fiscal year, including statements of operations, retained earnings and changes in financial position of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the report thereon of independent public accountants or the Company's annual report on Form 10-K; and (iii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission. During such period, if and so long as the Company shall have active Subsidiaries, the foregoing financial statements shall be on a combined or consolidated basis to the extent that the accounts of the Company and its Subsidiaries are combined or consolidated.

                 (g) The Company covenants and agrees with the several
            Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements, and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act; (ii) all other expenses in connection with the preparation, printing, and filing of the Registration Statement, each Preliminary Prospectus, and the Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing this Agreement, the Selected Dealer Agreement, the Blue Sky Memorandum, and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all costs and expenses in connection with the issuance and delivery of the Shares hereunder to the Underwriters, including related transfer taxes, if any; (v) all expenses in connection with the qualification of the Shares for offering and sale under the securities laws of various jurisdictions, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (vi) the filing fees incident to, and fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vii) the costs of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses incident to approving the Shares for quotation on the NASDAQ National Market System; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. The Underwriters shall bear their own legal, travel, roadshow and syndicate expenses, except that the Company shall reimburse the Underwriters for all of their itemized out-of-pocket expenses, including their legal fees and expenses, if the Company determines not to proceed with the offering for any reason, other than the Underwriters' unwillingness to proceed on the terms and conditions set forth in this Agreement, or if the Representatives exercise their right to terminate this Agreement pursuant to Section 10(b)(i) hereof.

                 (h) The Company agrees that it will not, without the prior written consent of Allen & Company Incorporated on behalf of the Underwriters, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities exchangeable or exercisable for or convertible into its

            Common Stock, or participate in any registration statement under the Act with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, except for certain stock repurchases that may be required pursuant to employment agreements or except as otherwise contemplated by the Prospectus. In addition, the Company also agrees to obtain the written agreement of each officer and director of the Company, and each of its shareholders named in Schedule B hereto that such person will not, without such prior written consent, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities exchangeable or exercisable for or convertible into its Common Stock, whether now owned or hereafter acquired by any such director, officer or shareholder or with respect to which any such director, officer or shareholder has or hereafter acquires the power of disposition, or participate in any registration statement under the Act with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, except for certain stock repurchases that may be required pursuant to employment agreements.

                 (i) The Company agrees to use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

                 (j) The Company agrees to file with the Commission such
            reports on Form SR as may be required by Rule 463 under the Act.

                 (k) If the Company elects to rely upon Rule 462(b), the
            Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Purchased Shares on the First Closing Date and the Option Shares on the Second Closing Date, as provided herein shall be subject to the accuracy, as of the date hereof and such Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City Time, on the date of this Agreement, or such later date as shall be consented to in writing by you; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; and no stop order suspending the effectiveness thereof shall have been issued and, to the knowledge of the Company or any Underwriter, no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

                 (b) Prior to such Closing Date, except as contemplated in the
            Prospectus, there shall not have been any change in the capital shares (other than pursuant to the exercise of options described in the Prospectus), nor the issuance of any rights, options, or warrants to purchase any capital shares, nor any material increase or decrease in any long-term debt of the Company and the Subsidiaries taken as a whole or any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole which in your reasonable judgment renders it inadvisable to proceed with the offering and sale of the Shares.

                 (c) You shall have received the opinion of Neal, Gerber &
            Eisenberg (a draft of each such opinion is attached as Annex II(b) hereof), counsel for the Company, in form and substance reasonably satisfactory to you and dated such Closing Date, to the effect that:

                       (i) each of the Company and its Significant Subsidiaries
                  has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with full corporate or other power and authority to own its properties and to conduct its business as described in the Registration Statement and, to the knowledge of such counsel, is duly qualified to do business as a foreign corporation or partnership, as the case may be, in each state or jurisdiction where its operations and the ownership of its properties requires such qualification, except with respect to qualification as a foreign corporation or partnership, as the case may be, in such jurisdictions in which the failure to so qualify has not had and is reasonably not likely to have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole;

                       (ii) the Company has authorized capital stock as set
                  forth in the Prospectus; all shares of Common Stock, including the Shares, conform as to legal matters in all material respects to the appropriate descriptions thereof under the heading "Description of Capital Stock" in the Prospectus; all outstanding shares of Company capital stock have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of the Shares has been duly authorized and, when issued and delivered in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable; and, except as described in the Prospectus, the issuance of the Shares as described in the Prospectus will not result in any adjustment of the exercise price or number of shares issuable upon exercise in respect of any outstanding options or warrants of the Company; and, except as otherwise set forth in the

                  Registration Statement or otherwise disclosed, the Company owns (directly or indirectly) all of the respective outstanding shares of capital stock of each of the Subsidiaries, to the best of the knowledge of such counsel, free and clear of any material liens, encumbrances or claims;

                       (iii) this Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (3) rights to indemnity or contribution hereunder may be limited by federal or state securities laws; the sale of the Shares under this Agreement and the consummation of the transactions herein contemplated do not result in a breach or violation of any terms or provisions of, or constitute a default under, any presently existing statute, or to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it or its properties are bound or affected, or to which any of the material property or assets of the Company or the Subsidiaries is subject, the Company's Articles of Incorporation or By-Laws, or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or over their respective properties;

                       (iv) no consent, approval, authorization or order of any
                  court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act or as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                       (v) the Registration Statement has become effective under
                  the Act and to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                       (vi) except as stated in the Prospectus, to the best of
                  such counsel's knowledge, the Company and the Subsidiaries hold all material licenses, permits, authorizations, franchises, consents and orders, in each case valid and in good standing, of Federal, State or local, and foreign governmental bodies necessary to carry on their respective businesses as reflected in the Registration Statement;

                       (vii) the provisions of the agreements to which the
                  Company or the Subsidiaries are a party which are summarized in the Prospectus conform in all material respects to such summaries;

                       (viii) to the best of such counsel's knowledge, there
                  are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any properties of the Company or the Subsidiaries are subject which is required to be described in the Registration Statement or the Prospectus and is not so described;

                       (ix) to the best of such counsel's knowledge, all
                  contracts and documents pertaining to the Company required to be filed as Exhibits to the Registration Statement have been filed as required or have been appropriately incorporated by reference and all contracts and documents required to be described in the Prospectus have been accurately described therein in all material respects;

                       (x) neither the Company nor any of its Significant
                  Subsidiaries is in violation of its Articles of Incorporation or By-laws or, to such counsel's knowledge, in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                       (xi) the statements set forth in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the Shares are accurate, complete and fair;

                       (xii) the Company is not an "investment company" or an
                  entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                       (xiii) the Registration Statement and the Prospectus and
                  any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection
                  (xi) of this Section 5(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing

                  Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering the foregoing opinions, such counsel may rely as to factual matters on certificates of officers and representatives of the Company or any Subsidiary and of public officials, and will not be required to independently verify the accuracy or completeness of information or documents furnished to it in respect to the Registration Statement or the Prospectus. To the extent that such counsel's opinion relates to the laws of jurisdictions other than the State of New York, the federal law of the United States and the Illinois Business Corporation Act, such counsel shall be permitted to rely on the opinion of local counsel reasonably satisfactory to counsel for the several Underwriters.

                 (d) You shall have received from Fried, Frank, Harris, Shriver
            & Jacobson (a draft of each such opinion is attached as Annex II(a) hereof), counsel for the several Underwriters, an opinion or opinions, dated such Closing Date, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters; in giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the law of the State of New York, upon the opinions of counsel reasonably satisfactory to you.

                 (e) You shall have received, at the time of execution of this
            Agreement and on such Closing Date from KPMG Peat Marwick LLP, independent public accountants, a letter or letters, dated the date of delivery thereof, substantially in the form and substance heretofore approved by you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Closing Date is attached as Annex I(b) hereto).

                 (f) You shall have received a certificate, dated such Closing
            Date, of each of the President and Chief Executive Officer and the Chief Financial Officer of the Company, delivered on behalf of the Company, to the effect that:

                       (i) the representations and warranties of the Company in
                  this Agreement are true and correct as if made on and as of such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                       (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued, and, to their knowledge, no proceedings for that purpose have been instituted or are contemplated by the Commission; and

                       (iii) except as contemplated in the Prospectus, neither
                  the Company nor any Subsidiary taken as a whole has incurred any direct or, to the best of the Company's knowledge, contingent material liabilities or obligations, or entered into any material transactions or contracts not in the ordinary course of business, and there has not been any change in its capital shares, nor the issuance of any rights, options, or warrants to purchase any capital shares, nor any material increase or decrease in any thereof or in any long-term debt or any material adverse change in the condition (financial or otherwise) results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

                 (g) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested, as to the accuracy and completeness at such Closing Date of any statement in the Registration Statement or Prospectus, as to the accuracy at such Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                 (h) The Company shall have furnished to you the agreements described in Section 2(s) of this Agreement.

                 (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market System; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ National Market System; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or California authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States which, in the reasonable judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Shares.

                 (j) The Shares shall have been approved for quotation on the
            Nasdaq National Market System, subject to official notice of issuance.

                 (k) The Company shall have complied with the provisions of
            Section 4(d) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement.

                 6. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or such supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided further, that the foregoing indemnity with respect to Preliminary Prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus has not been furnished to the person asserting any such losses, claims, damages, or liabilities at or prior to the written confirmation of the sale of such Shares to such person. Such indemnity obligation will be in addition to any liability which the Company may otherwise have. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. Such indemnity obligation will be in addition to any liability which such Underwriter may otherwise have. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof. Indemnification shall not be available to any party who shall fail so to give notice, if the party to whom notice was required to be given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related, to the extent that such party was prejudiced by the failure to give notice; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel chosen by such indemnifying party which is reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnified party reasonably determines that there may be a conflict between the positions of the indemnifying party and of the indemnified party in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys) at any time for all such indemnified parties. No indemnifying party shall be liable to any indemnified party in respect to any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. In addition, the indemnifying party will not, without the prior written consent of an indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party is a party to such claim, action or suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

          7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) hereof is for any reason, other than the first proviso to Section 6(a), held to be unavailable, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Underwriters may be subject, in such proportions so that the Underwriters are responsible for that portion in each case represented by the percentage that the respective underwriting discounts appearing on the cover page of the Prospectus bear to the public offering price of the Shares, and the Company is responsible for the remaining portion; provided, however, that (i) except as may be provided in its Master Agreement Among Underwriters provided to Allen & Company Incorporated, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same right to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld.

          8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company or of the Underwriters herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, the Company, or any of its officers, directors, or controlling persons, and shall survive delivery of the Shares to the several Underwriters hereunder.

          9. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Shares to be purchased by such Underwriter or Underwriters hereunder upon tender of such Shares in accordance with the terms hereof, and if the aggregate number of Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Shares, the remaining Underwriters shall be obligated severally in proportion to their respective commitments hereunder to take up and pay for the Shares of such defaulting Underwriter or Underwriters. If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement) to purchase on any Closing Date the aggregate number of Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Shares agreed to be purchased by such Underwriter or Underwriters shall exceed 10% of the aggregate number of Shares to be sold on any Closing Date hereunder by the Company to the Underwriters, then the other Underwriters shall have the right to purchase or procure one or more other underwriters to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Shares which such defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly. If such other Underwriters do not exercise such right within twenty-four hours after receiving notice of any such default, which notice the Representatives shall have also promptly delivered to the Company, then the Company shall have the right to procure another party or parties reasonably satisfactory to the Representatives to purchase or agree to purchase such Shares on the terms herein set forth. If the Company is unable to procure another such party, the Company may notify the Representatives that the non-defaulting Underwriters are, by the giving of such notice, released from their obligations to purchase such number of Shares being sold hereunder by the Company as are indicated in such notice as, when subtracted from the total number of Shares originally agreed to be purchased by all of the Underwriters hereunder, shall leave a reduced number of Shares to be purchased by the non-defaulting Underwriters not in excess of 110% of the aggregate number of Shares originally contracted to be purchased hereunder by the non-defaulting Underwriters, and each of them, in which event such non-defaulting Underwriters shall purchase such reduced number of Shares. In any such case, either the Representatives or the Company shall have the right to postpone any Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected by the Representatives and the Company. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Shares which such defaulting Underwriter or Underwriters agreed to purchase, including such arrangements for the purchase of a reduced number of Shares as are provided for in this Section 9, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriters to the Company and without liability on the part of the Company to the Underwriters.

          In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, the Company shall not be under any liability to any Underwriter (except as provided in Section 4(g) and 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Shares to be purchased by such Underwriter hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages resulting from such default) be under any liability to the Company (except as provided in Section 6 hereof).

          The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 9.

         10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION. (a) This Agreement shall become effective at such time after you in your discretion shall first release the Shares for sale to the public. For the purposes of this Section the Shares shall be deemed to have been released for sale to the public upon release by you for publication of a newspaper advertisement relating to the Shares or upon release by you of letters or telegrams offering the Shares for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability on the part of the Company to any Underwriter or of any Underwriter to the Company, other than as provided in Sections 4(g) and 6 hereof.

         (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any material agreement on its part to be performed, or because any other material condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled; (ii) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) or if trading in any securities of the Company has been suspended by the Commission, trading on the New York Stock Exchange or the Nasdaq National Market System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by the New York Stock Exchange or on the Nasdaq National Market System by the NASD or, in either case, by order of the Commission or any other governmental authority having jurisdiction, since the execution of this Agreement; (iv) a banking moratorium shall have been declared by Federal, New York or California authorities since the execution of this Agreement; (v) there has occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the reasonable judgment of the Underwriters makes it impracticable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; or (vi) there has occurred any material adverse change in the existing financial, political or economic conditions in the United States which, in the reasonable opinion of the Underwriters would materially and adversely affect the financial market or the market for the Shares. Any such termination shall be without liability on the part of the Company to any Underwriter or of any Underwriter to the Company other than as provided in Sections 4(g) and 6 hereof.

          (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone, facsimile or telegram, confirmed by letter.

          11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telecopied and confirmed to you c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022, with copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York,
New York 10004, Attn: Sanford Krieger, Esq. or if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 3701 Wilshire Boulevard, 7th Floor, Los Angeles, California 90010, Attn: Fredric D. Rosen and Ned S. Goldstein, with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602, Attn: Charles Evans Gerber, Esq. Notice to any Underwriter pursuant to Section 6 shall be mailed, delivered or telecopied and confirmed to such Underwriter's address as set forth in its Master
Agreement Among Underwriters furnished to Allen & Company Incorporated.

          12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

          In all dealings with the Company under this Agreement, you shall be and are authorized to act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement request, notice or agreement on behalf of each of the several Underwriters if the same shall have been made or given in writing by you.

          13. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made, and to be fully performed, therein.

          If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                             Very truly yours,

                                             TICKETMASTER GROUP, INC.


                                             By:___________________________
                                                Name:
                                                Title:

Accepted as of the date
first above written:

ALLEN & COMPANY INCORPORATED
LAZARD FRERES & CO. LLC
SMITH BARNEY INC.


By:  Allen & Company Incorporated


By:  ______________________________
     Name:
     Title:


On behalf of each of the several
Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                    NUMBER
NAME AND ADDRESS OF UNDERWRITER                                     OF SHARES
-------------------------------                                     ---------


Allen & Company Incorporated . . . . . . . . . . . . . . . . . . .
     711 Fifth Avenue, New York, NY  10022

Lazard Freres & Co. LLC  . . . . . . . . . . . . . . . . . . . . .
     30 Rockefeller Plaza, New York, NY  10020

Smith Barney Inc.  . . . . . . . . . . . . . . . . . . . . . . . .
     388 Greenwich Street, New York, NY  10013







                                                                    ---------
                        Total  . . . . . . . . . . . . . . . . . .  7,250,000
                                                                    =========

                                   SCHEDULE B


                           SHAREHOLDERS OF THE COMPANY
                            EXECUTING LOCK-UP LETTERS

                                7,250,000 SHARES

                            TICKETMASTER GROUP, INC.

                                  COMMON STOCK
                            _______________________

                           SELECTED DEALER AGREEMENT

                                                     November __, 1996

Dear Sirs:

     1. PURCHASE OF SECURITIES BY THE SEVERAL UNDERWRITERS. The several Underwriters named in the enclosed Prospectus, on whose behalf we are acting as Representatives, have severally agreed to purchase from Ticketmaster Group, Inc. (the "Company") an offering of 7,250,000 Shares of the Company's Common Stock (the "Shares"), as set forth in the Prospectus and subject to the terms of the Underwriting Agreement between the several Underwriters and the Company. The Shares are described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

     2. OFFERING TO SELECTED DEALERS. One or more of the several Underwriters acting through us are severally offering a portion of the Shares to certain dealers ("Selected Dealers") as principals, subject to the terms and conditions of their purchase, to the terms and conditions hereof, and to the modification or cancellation of the offering without notice, at the public offering price set forth in the Prospectus, less a concession not in excess of $____ per Share. Shares purchased by the several Underwriters, and not sold to the Selected Dealers as aforesaid, may be sold by the several Underwriters. Any of the several Underwriters may be included among the Selected Dealers.

     The offering of a portion of the Shares to Selected Dealers may be made on the basis of reservations or allotments against subscription. We are advising you by telegram of the method and terms of the offering. Acceptance of any reserved Shares received by us at the office of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022, after the time specified therefor in the telegrams, and any subscriptions for additional Shares, will be subject to prior sale and allotment. Subscription books may be closed by us at any time without notice, and the right is reserved to reject any subscriptions in whole or in part.

     3. OFFERING TO PUBLIC BY SELECTED DEALERS. Upon receipt of the aforementioned telegram, the Shares purchased by you hereunder may be re-offered to the public in conformity with the terms of offering set forth in the Prospectus. You may, in accordance with the rules of the National Association of Securities Dealers, Inc., reallow a concession of $_____ per Share sold by you to any other dealer or broker who is a member of the National Association of Securities Dealers, Inc., provided such discount is retained.

     Neither you nor any other person is or has been authorized by the Company, any of the several Underwriters or us to give information or make any representations in connection with the sale of the Shares other than those contained in the Prospectus.

     In the event that during the term of this agreement we, as Representatives for the account of the several Underwriters, shall purchase or contract to purchase, at or below the original public offering price set forth in the Prospectus, any of the Shares purchased by you hereunder (which Shares theretofore were not effectively placed for investment by you, including Shares represented by transfers), we may, at our election, either (a) require you to repurchase such Shares at a price equal to the total cost of such Shares purchased by us, including brokerage commissions, if any, and transfer taxes on the redelivery, or (b) charge you with and collect from you an amount equal to the selling concession with respect to the Shares so purchased by us.

     4. PAYMENT AND DELIVERY. Payment for the Shares which you have agreed to purchase hereunder shall be made by you on _________, 1996, or such later date as we may advise you, at 9:00 a.m., New York Time, at Allen & Company Incorporated's office at 711 Fifth Avenue, New York, New York 10022, by certified or bank cashier's check or wire transfer, payable to the order of Allen & Company Incorporated in Federal (same day) funds, against delivery of such Shares. Delivery instructions must be in our hands at said address as such time as we request.

     Additional Shares confirmed to you shall be delivered on such date or dates as we shall advise you.

     5. BLUE SKY MATTERS. Neither we nor any of the several Underwriters shall have any obligation or responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information which may be furnished as to the states under the securities laws of which it is believed the Shares may be sold.

     6. TERMINATION. This agreement shall terminate 20 full days after the First Closing Date (as defined in the Underwriting Agreement) but may be extended for a period or periods not exceeding in the aggregate 20 days as we may determine. We may terminate this Agreement at any time without prior notice. Notwithstanding the termination of this agreement, you shall remain liable for your portion of any transfer tax or other liability which may be asserted or assessed against us or any one or more of the several Underwriters or Selected Dealers based upon the claim that the Selected Dealers or any of them constitute a partnership, an association, an unincorporated business or other separate entity.

     7. OBLIGATIONS OF SELECTED DEALERS. Your acceptance hereof will constitute an obligation on your part to purchase, upon the terms and conditions hereof, the aggregate amount of the Shares reserved for and accepted by you and to perform and observe all the terms and conditions hereof.

     You are not authorized to act as agent for any of the several Underwriters in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers an association, or partners with the several Underwriters, with us, or with each other.

     8. POSITION OF THE REPRESENTATIVES. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising hereunder, but shall act only as Representatives of the several Underwriters. Neither we nor any of the several Underwriters shall be under any liability to you, except for our own want of good faith, obligations assumed in this agreement, or any liabilities arising under the Securities Act of 1933. No obligation not expressly assumed by us in this agreement shall be implied hereby or inferred herefrom.

     9. NOTICES. All communications from you should be addressed to us, c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

ALLEN & COMPANY INCORPORATED
LAZARD FRERES & CO. LLC
SMITH BARNEY INC.
     As Representatives of the several Underwriters
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Sirs:

     We hereby confirm our agreement to purchase _____ Shares of Ticketmaster Group, Inc. (the "Shares"), subject to your acceptance or rejection in whole or in part in the case of a subscription subject to allotment or in excess of any reservation, and subject to all the other terms and conditions stated in the foregoing letter.

     We hereby acknowledge receipt of the prospectus relating to the above described Shares (the "Prospectus") and we further state that in purchasing the Shares confirmed to us we have relied upon such Prospectus and on no other statements whatsoever, written or oral.

     We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agree to comply with the NASD's Rules of Fair Practice (the "NASD Rules"), or, if we are not such a member, we are a foreign dealer or institution that is not registered under
Section 15(b) of the Securities Exchange Act of 1934 and that hereby agrees (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, (ii) if the offering of the Shares is one within the scope of the NASD's interpretation with respect to free-riding and withholding, to comply with such interpretation and (iii) to comply with Rule 2740 and to comply, as though you were a member of the NASD, with NASD Rules 2730 and 2750 and to comply with Rule 2420 as that Rule applies to non-member foreign dealers.


                                        Name of Selected Dealer

                                        __________________________________


                                        __________________________________
                                             (Authorized Signature)


Dated:  ______________, 1996

     Please confirm the foregoing by signing the duplicate copy of this agreement enclosed herewith and returning it to us at the address in Section 9 above.

                                      Very truly yours,

                                      ALLEN & COMPANY INCORPORATED
                                      LAZARD FRERES & CO. LLC
                                      SMITH BARNEY INC.

                                      By:  Allen & Company Incorporated


                                      By: ______________________________
                                                 Vice President